                                                                   EXHIBIT 10.43

                           LOCALIZATION AGREEMENT


     THIS LOCALIZATION AGREEMENT (this "Agreement") is dated June 7, 1996, and is between A.D.A.M. SOFTWARE, INC., a Georgia corporation ("ADAM"), and ZEMI CORP. ("ZEMI").

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


     I. BACKGROUND. ADAM is the owner of a certain Product (as defined below) consisting of multimedia computer software programs and related user documentation. Zemi desires an exclusive, nontransferable, nonassignable and limited right and license to translate and localize such Product into a Japanese language version of the Product as set forth in this Agreement, and ADAM agrees to grant to Zemi such right and license on the terms and conditions set forth in this Agreement.


     2. DEFINITIONS. The capitalized terms used in this Agreement and its Exhibits have the meanings and definitions specified below:

          2.1 "Alpha Copy" means a copy of the Product in which (i) all user interface items, including but not limited to, menus, dialog boxes, messages and other text strings in the anatomy portion of the Product are translated;
(ii) one or more animations are completely translated, including graphics, sounds and videos; (iii) one or more sections of the multimedia portions of the Product (for example, chapters of the scrapbook if the Product has a scrapbook) are completely translated, including but not limited to, graphics, sounds and video.

          2.2 "Beta Copy" means a copy of the Product in which all translatable elements have been translated, including but not limited to, all animations, audio, video, anatomical terms, user interface items, such as dialog boxes and textual messages, online help and installer program. The Product must be fully installable and functioning, with no untranslated elements.

          2.3 "Business Day" means a day, other than a Saturday, Sunday, or a day on which Zemi is closed for business pursuant to Zemi's annual list of holidays.

          2.4 "Effective Date" means the date on which this Agreement is executed by both parties through their authorized representatives.

          2.5 "Localization Costs" means the total out of pocket costs and expenses incurred by Zemi in producing the Localized Version of the Product which the parties have agreed will be One Hundred Thousand United States Dollars (U.S. $100,000) for purposes of this Agreement.

          2.6 "Localized Version" has the meaning specified in Section 3.1.

          2.7 "Marks" means any trademarks, service marks or tradenames of ADAM associated with the Product (as defined below), as designated by ADAM.

          2.8 "MITC" means the Matsushita Inter-Techno Co. Ltd.

          2.9 "Product" means A.D.A.M.-The Inside Story, Version 2.0, including related user documentation.

          2.10 "Release Candidate" means a version of the Product which is fully installable, completely functional, completely translated, with all identified significant errors (bugs) addressed and resolved. The Release Candidate becomes the Golden Master after a thorough testing process has identified all significant program problems, and those problems have been addressed and resolved to the satisfaction of ADAM.


     3.   GRANT.

          3.1 ADAM hereby grants Zemi an exclusive, nontransferable, nonassignable and limited right and license to translate and localize the Product into a Japanese language version (the "Localized Version") of the Product, solely as set forth in this Agreement. Zemi acknowledges and agrees that the localization rights granted under this Agreement are limited solely to the right to produce a localized Japanese language adaptation of the English language version of the Product.

          3.2 ADAM hereby grants Zemi a nonexclusive, nontransferable, nonassignable and limited right and license to use and incorporate the Marks and any symbols or artwork of ADAM's in the Localized Version of the Product solely in accordance with Section 10,

          3.3 Except as specifically set forth in the Agreement, no express or implied license or right of any kind is granted to Zemi regarding the Product or the Marks, including, but not limited to, any right to know, use, produce, receive, reproduce, copy, market, sell, distribute, transfer, translate, modify, adapt, disassemble, decompile, or reverse-engineer the Product or create derivative works based on the Product or any portions thereof, or obtain possession of any source code or other technical material relating to the Product.

     4.   PRODUCTION OF A LOCALIZED
          VERSION OF THE PRODUCT BY ZEMI.

          4.1 Zemi shall take any and all steps required in order to create the Localized Version of the Product in accordance with the specifications set forth in Exhibit A and the provisions of this Agreement, including without limitation, this Section 4.

          4.2 Zemi shall determine the level of translation necessary to localize the Product. Text, dialogue and graphic files shall be translated by Zemi into the Japanese language and revoiced. Zemi will be responsible for engaging appropriate Japanese medical advisors as necessary to ensure the medical accuracy of all translations.

          4.3 Subject to the prior approval of ADAM, Zemi may redesign the outer packaging of the Product and the CD jewel case liners, and translate all verbiage to the Japanese language. ADAM will use its commercially reasonable efforts to respond to any such proposed packaging materials/jewel case liners submitted by Zemi for ADAM's approval within ten (10) Business Days of ADAM's receipt of such materials from Zemi.

          4.4 The translation of the Product will be performed by Zemi in accordance with the provisions and the timetables specified in Exhibit A and the provisions of this Section 4.4:

          (a) Upon receipt of all translatable elements of the Product, Zemi will translate all translatable files included in such elements, including without limitation, anatomical terms, menus and dialog boxes, animations, graphics, audio tracks, video, online help system, textual content, installation program, user's guide and packaging. As soon as practicable following receipt of all translatable elements of the Product from ADAM, Zemi will deliver to ADAM system anatomy source images (with translated structure name labels) and translated vocabulary list.

          (b) Zemi will compile the translated system anatomy images and vocabulary list delivered by ADAM with the pixel level recognition (PLR) data into ADAM's proprietary format in accordance with the timetable set forth in Exhibit A.

          (c) Zemi will deliver to ADAM an Alpha Copy of the Localized Version of the Product, including packaging and jewel case liners, together with a translated copy of each translatable file, as soon as practicable after delivery by ADAM to Zemi of the updated PLR files described in paragraph (b) above. ADAM may, but shall not be obligated to, review such Alpha Copy and forward any comments to Zemi not later than (1O) Business Days following ADAM's receipt of the Alpha Copy.

          (d) Zemi will make any changes to the Alpha Copy reasonably requested by ADAM and incorporate such changes in the Beta Copy of the Localized Version. Zemi will deliver to ADAM a Beta Copy of the Localized Version of the Product, including packaging and jewel case liners, in accordance with the timetable set forth in Exhibit A following delivery by ADAM to Zemi of all translatable elements of the Product. ADAM may, but shall not be obligated to, review such Beta Copy and will forward any comments to Zemi not later than fifteen (15) Business Days following ADAM's receipt of the Beta Copy. If ADAM has not responded to the Beta Copy within such fifteen (15) Business Day period, the Beta Copy will be deemed to be approved by ADAM.

          (e) Zemi will incorporate any changes to the Beta Copy reasonably requested by ADAM and will deliver the Release Candidate to ADAM in accordance with the timetable set forth in Exhibit A, together with copies of all translated files. ADAM will review the Release Candidate and will request changes (or approve the Release Candidate) within approximately ten (10) Business Days.

          (f) Once Zemi has made all requested changes to the Release Candidate and the Release Candidate has been approved by ADAM, Zemi will prepare the Golden Master and deliver it to ADAM.


     5.   ADAM'S OBLIGATIONS.

          5.1 As soon as reasonably practicable after execution of this Agreement, ADAM will globalize the Product and shall deliver the following materials to Zemi:

          (a) Three (3) copies of all CD jewel case liners (including user instructions);

          (b) Copies of all translatable elements of the Product (written information about specific length of text to be considered by the way of translation/localization shall also be included);

          (c) In case of included voicing in the Product, where available, copies of the script, including wordings, characters, technical information about the recording, and recording of the original voicing, and

          (d) The film for the artwork for the packaging.

          5.2 ADAM and MITC will each fund one-half of the Localization Costs associated with producing the Localized Version of the Product. The Localization Costs will be paid by ADAM and MITC in accordance with the payment schedule set forth on Exhibit A attached hereto. Zemi acknowledges and agrees that ADAM shall have no obligation to fund or pay any portion of MITC's share of the Localization Costs. Notwithstanding the foregoing, if MITC fails to pay any portion of its share of the Localization Costs, ADAM will pay Zemi an amount equal to fifteen percent (15%) per unit of the wholesale price of the Localized Version sold in Japan during the term of this Agreement until such time as Zemi has recovered that portion of the Localization Costs that MITC failed to pay.

          5.3 If ADAM releases any new consumer product after the date of this Agreement, the parties will review such product and determine whether such product would be appropriate for localization into a localized version of such product. If ADAM and Zemi mutually agree that such Product would be appropriate for the Japanese market, then the parties will negotiate, in good faith, the terms under which Zemi will localize such consumer product.

          5.4 ADAM will make available technical support from its engineering department to assist in Zemi's translation of the Product in accordance with
Section 4, up to a maximum of 40 hours, at no charge to Zemi. Any work in excess of 40 hours of technical support will be charged to Zemi at the rate of U.S. $100 per hour.


     6.   OWNERSHIP OF LOCALIZED VERSION.

          6.1 Zemi acknowledges and agrees that ADAM shall own the copyright of the translation and localization of the Product, the documentation and packaging used in connection therewith and all packaging and other material adapted by Zemi in connection with the production of the Localized Version of the Product in accordance with this Agreement. To the extent that, pursuant to applicable law, Zemi has any right, title or interest in or to the copyright of the Localized Version of the Product or any other material adapted by Zemi in accordance with this Agreement, Zemi hereby grants and assigns to ADAM, all right, title and interest whatsoever, throughout the world, in and to the copyright of the Localized Version of the Product and all other material adapted by Zemi in accordance with this Agreement.

          6.2 It is expressly acknowledged and understood that the understanding of the parties that ADAM owns all right, title and interest in and to the Localized Version of the Product (including, without limitation, all copyright interest) is fundamental to this Agreement, and that ADAM would not enter into this Agreement (including, without limitation, grant the rights contemplated under Section 3) in the absence of the agreements specified in this Section 6.

          6.3 Zemi agrees to take all actions required under this Section 6 and further covenants and agrees that it will never assert (or permit any other party to assert on its own behalf) any right, title or interest (including, without limitation, copyright) in or to the Product or the Localized Version of the Product, nor will it take any actions otherwise inconsistent with the understandings and agreements set forth in this Section 6.

     7.   WARRANTIES.

          7.1 ADAM warrants that ADAM has not granted and will not grant any rights in the Product to any third party inconsistent with this Agreement. ADAM further warrants that there exists no fact or event which would preclude ADAM from entering into this Agreement or carrying out its obligations under this Agreement, and ADAM has the authority to grant the rights with respect to the Product to Zemi provided for in this Agreement.

          7.2 ADAM DOES NOT MAKE ANY EXPRESS OR IMPLIED WARRANTIES TO ZEMI WITH RESPECT TO THE PRODUCT, ANY COPIES THEREOF, ANY SERVICES PROVIDED HEREUNDER OR OTHERWISE REGARDING THIS AGREEMENT, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTY OF
MERCHANTABILITY, THE IMPLIED WARRANTY AGAINST INFRINGEMENT AND THE IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.


     8. PROPRIETARY RIGHTS. Zemi acknowledges and agrees that ADAM or its suppliers maintain exclusive ownership of the Product (including without limitation the Localized Version of the Product) in all forms (both object code and source code) and all copies and all portions thereof and the Marks, including, without limitation, any and all worldwide copyrights, patents, trademarks, service marks, trade names, trade secrets, proprietary and confidential information rights and other property rights associated with the Product (including without limitation the Localized Version of the Product) and the Marks.


     9.   INDEMNIFICATION.

          9.1 Each party shall indemnify and hold the other party harmless from and against any loss, liability, damage, cost or expense sustained as a result of the breach of any warranty, representation or covenant contained in this Agreement.

          9.2 The indemnification set forth in Section 9.1 is conditioned upon the indemnified party providing the indemnifying party (i) notice of any claim or cause of action upon which the indemnified party intends to base a claim of indemnification under this Section 9, and (ii) the indemnified party providing reasonable assistance and cooperation to enable the indemnified party to defend the action or claim under this Section 9. The indemnifying party will have the right to defend any action or proceeding involving a claim that the indemnifying party is obligated to indemnify under this Section 9. The indemnifying party will not be obligated to any claim that is settled by the other party with the prior written consent of the indemnifying party.

     10.  USE OF MARKS.

          10.1     In connection with the use of the Marks as permitted in
Section 3, Zemi agrees to comply in all respects with any guidelines or directions provided by ADAM with respect to proper usage of the Marks. At the request of ADAM, Zemi will submit to ADAM's Vice President of Marketing any and all materials bearing or including any of the Marks, for prior review and approval by ADAM (which consent will not be unreasonably withheld). All such materials will be submitted to ADAM's Vice President of Marketing, with copies to Curtis Cain, at the address specified for notices to ADAM. ADAM agrees to use its commercially reasonable efforts to respond to any materials submitted for ADAM's approval pursuant to this Section 10.1 within five (5) Business
Days of ADAM's receipt of such materials. Upon the request of ADAM, Zemi agrees to discontinue the use of (i) any Marks being used by Zemi in a manner determined by ADAM in its sole discretion to be inconsistent with the guidelines set forth above, or (ii) any trademark, service mark, or tradename deemed by ADAM to create a likelihood of confusion with a Mark.

          10.2 Zemi agrees and acknowledges that ADAM owns all right, title and interest in and to the Marks. Zemi covenants and agrees not to file or prepare any application for registration of any of the Marks. Zemi agrees not to adopt, use, file for registration, or register any trademark, service mark, or tradename which may be an infringement of any one or more of the Marks or result in a likelihood of confusion with a Mark.

          10.3 Zemi agrees not to commit any acts, directly or indirectly, which may contest, dispute, or otherwise impair the rights, title or interest of ADAM in or to the Marks. Zemi agrees not to claim or assert any rights, title or interest in or to the Marks in any way. The parties agree that all uses of the Marks by Zemi will be in such a manner as to inure at all times to the benefit of ADAM. Zemi will not use any language or display any Marks in such a manner as to create the impression that the Marks belong to and are owned by Zemi. Zemi may not use the Marks in combination with any other trademarks, tradenames, service marks, or other designations, without the prior written approval of ADAM.

          10.4 Zemi will promptly notify ADAM of any and all known infringements or known attempted infringements of any Marks. ADAM reserves all rights regarding a decision to initiate any legal action against an alleged infringer, provided that at the request of ADAM, Zemi will provide reasonable assistance to ADAM in connection therewith.


     11.  TERM AND TERMINATION.

          11.1 This Agreement shall commence on the Effective Date and, unless sooner terminated in accordance with the terms herein, will continue in full force and effect, as provided herein, for a period of one (1) year.

          11.2 Either party may terminate this Agreement by written notice if there has been a material breach hereof by the other party, which material breach has not been cured within thirty (30) days after the date of written notice to the breaching party by the non-breaching party.

          11.3 Either party may terminate this Agreement immediately if the other party makes a general assignment for the benefit of creditors, suffers or permits an appointment of a receiver for its business or assets, becomes subject to any proceedings under any bankruptcy or insolvency law (which shall not be dismissed for sixty (60) days from filing of any petition in connection therewith), whether domestic or foreign, or is wound up or liquidated, voluntarily or otherwise.

          11.4 ADAM may terminate this Agreement upon thirty (30) days written notice to Zemi upon MITC's failure to pay any of MITC's portion of the Localization Costs as provided in Section 5.2.


     12. ASSIGNMENT. This Agreement and all rights and obligations hereunder are personal to the parties hereto and may not be assigned in whole or in part by either party without the prior written consent of the other.
Notwithstanding the foregoing, either party will have the right to assign its rights and obligations hereunder, (i) to any controlled subsidiary of such party, (ii) to any joint venture in which such party is a participant, (iii) to any entity which is the survivor in a merger of such party with or into such other entity, or (iv) to any acquirer of all or substantially all of the assets of such party.


     13. INDEPENDENT PRINCIPALS. ADAM and Zemi are independent principals in all relationships and actions under and contemplated by this Agreement. This Agreement will not be construed to create any employment, partnership, joint venture, franchise or agency relationship between the parties or to authorize Zemi to enter into any commitment or agreement binding on ADAM, and Zemi covenants and agrees that it will never contend to the contrary. Zemi will not make any warranties, guarantees or any other commitment on behalf of ADAM,


     14. FORCE MAJEURE. Neither party will be in default by reason of any failure in performance of this Agreement if such failure arises, directly or indirectly, out of causes reasonably beyond the direct control or foreseeability of such party, including, but not limited to, default by subcontractors or suppliers, acts of God or of the public enemy, U.S. or foreign governmental acts in either a sovereign or contractual capacity, fire, flood, epidemic, restrictions, strikes, and/or freight embargoes,


     15. NON-WAIVER. Any failure by either party to detect, protest, or remedy any breach of this Agreement will not constitute a waiver or impairment of any such term or condition, or the right of such party at any time to avail itself of such remedies as it may have for any breach or breaches of such term or condition. A waiver may only occur pursuant to the prior written express permission of an authorized officer of the other party.


     16. EQUITABLE REMEDIES AND SPECIFIC PERFORMANCE. Zemi acknowledges that each provision in this Agreement providing for the protection of ADAM's copyrights and other proprietary rights is material to this Agreement. The parties acknowledge that any threatened or actual breach of ADAM's copyrights or other proprietary rights by Zemi will constitute immediate, irreparable harm to ADAM, for which equitable remedies may be awarded by a court of competent jurisdiction.


     17. GOVERNING LAW. This Agreement will be governed by, construed, and interpreted in accordance with the internal laws of the State of Georgia, without giving effect to its conflict of law rules.


     18.  ARBITRATION.

          18.1 GENERALLY. Any dispute, controversy or difference which may arise out of or in relation to or in connection with this Agreement, or with the interpretation of any part hereof, or for any breach hereof, shall be submitted to binding arbitration in accordance with the rules of the International Chamber of Commerce (ICC). Any such arbitration proceeding shall be conducted in New York, New York at a site, date and time mutually acceptable to the parties and shall be conducted by a single arbitrator selected in accordance with the rules of the ICC. Any arbitrator selected hereunder shall have a background or training in either computer law, computer science or the marketing of computer industry products. Judgment upon any award of such arbitrator may be entered by any court of competent jurisdiction.

          18.2 INJUNCTIVE RELIEF. Notwithstanding any other provision of this Section 18, the parties shall be entitled to seek a preliminary or permanent injunction from an appropriate court in respect of the enforcement of the obligations provided in Sections 6, 8, 10 and 16 hereof.


     19. SEVERABILITY. If any provision hereof is declared invalid by a court of competent jurisdiction, such provision will be ineffective only to the extent of such invalidity, so that the remainder of that provision and all remaining provisions of this Agreement will continue in full force and effect.


     20. NOTICE. All communications between the parties which are required or permitted to be in writing will be sent by hand delivery, with receipt obtained, by prepaid, first class U.S. postal service mail, certified return receipt requested, by telecopier to the telecopy number specified below, or by private overnight express delivery services (such as Federal Express), and sent to the addresses specified in the signature blocks below. By written communication, either party may designate a different address for purposes hereof


     21. ENTIRE AGREEMENT. This Agreement supersedes and cancels any previous understandings, representations, or agreements between the parties relating to the subject matter hereof and expresses the complete and final understanding with respect to the subject matter hereof

       IN WITNESS WHEREOF, ADAM and Zemi have caused this Agreement to be executed by their respective, duly authorized officers or representatives, effective as of the last date set forth below,


              "Zemi":                                             "ADAM"
              ZEMI, CORP.                                         A.D.A.M. SOFTWARE, INC.


              By /s/ Yoshi Majima                                 By: /s/ Curtis Cain
                 -------------------------------                     -------------------------------------
                 (Authorized Signature)                              (Authorized Signature)


              Name (Print): Yoshi Majima                          Name (Print): Curtis Cain
                            --------------------                               ---------------------------
              Title: President                                    Title: CEO
                     ---------------------------                         ---------------------------------
              Date: 14th June, 1996                               Date: 6/10/96
                    ----------------------------                        ----------------------------------
              Address: 28 Hammond #D                              Address: 1600 RiverEdge Parkway
                       -------------------------                           Suite 800
                       Irvine, CA 92718                                    Atlanta, Georgia 30328
                       -------------------------

              Telephone: 714-859-3200                             Telephone: (770) 980-0888
                         -----------------------                   Telecopy:  (770) 955-3088
               Telecopy:  714-859-1998
                         -----------------------

                                                                  By: /s/ Matthew W. Steeves
                                                                      ------------------------------------
                                                                  Name (Print): Matthew W. Steeves
                                                                                --------------------------
                                                                  Title: International Account Manager
                                                                         ---------------------------------

                                                                  Date: 10 June 1996
                                                                        ----------------------------------

                                                                  Address: 1600 RiverEdge Parkway
                                                                           Suite 800
                                                                           Atlanta, Georgia 30328

                                                                  Telephone: (770) 980-0888
                                                                  Telecopy: (770) 955-3088

                                   EXHIBIT A

                         CONVERSION PLANNING DOCUMENT


See attached.

[NOTE:"CONVERSION PLANNING DOCUMENT" SHOULD INCLUDE, AMONG OTHER THINGS, SPECIFICATIONS (SECTION 4.1), TIMETABLE FOR COMPLETION (SECTION 4.4), AND PAYMENT SCHEDULE BASED ON ACHIEVEMENT OF DETAILED MILESTONES (SECTION 5.2).]

CONVERSION PLANNING DOCUMENT




ADAM The Inside Story 2.0 J
Japanese Language Edition for Windows 95 and KT7+
(Schedule, Milestones, Task Allocation and Costs)





Seventh edition

May 24, 1996

ZEMI CORP.
Irvine, California
1. SCHEDULE

Steps    April - May
<< Windows & Macintosh version ADAM The Inside Story 2.OJ >>

Localization Preparations:
         Receive new feature list for ATIS 2.0
         Receive list of resources that will not change in ATIS 2.0
         Define target computers (Macintosh and DOS/V Windows 95 machines) Task list and schedule Contract preparation

Development Environment:
         Set up development hardware(Dell 166c,PPC8500/120AV)
         Install development tools(Win95J SDK,MSC++4.lJ,Director4.0J), resources

Localization document:
         Refinement of ADAM The Inside Story attachment to the contract

User Interface (both Windows & Macintosh):
         Translate menu, dialog boxes, system messages
         Edit menu, dialog boxes, system messages

Medical Dictionary:
         Translate medical dictionary text

PLR:
         Translate anatomical terms
         Create xls for ATIS

Scrap Book:
         Translate 4 MMD narration scripts.
         Rewrite, edit scripts
         Translate 4 MMD movie labels

Contract:
         Signing

First Milestone:
         Final version of ADAM The Inside Story 2.OJ document
         All Menus, dialogs, messages in Japanese
         PLR
         Medical Dictionary
         Scrap Book narration scripts (4 systems)


Steps      June - July

Localization Preparations:
         Obtain ADAM ATIS v2.0 latest resources
         Setup tools

Animation:
         Translate, rewrite, edit 60 MMD narration scripts.
         Record narration, edit recording, create sound files
         Integrate sound files into movies
         Edit and test MMD movies

Scrap Book:
         Translate, rewrite, edit 8 MMD narration scripts
         Record and edit narration
         Create sound files, integrate sound files into movies
         Edit and test MMD movies

Video Clips
         Translate, rewrite, edit 16 video narration scripts.
         Record and edit narration
         Create sound files
         Integrate sound files into Premier movies

Main Program (Windows & Macintosh):
         Integrate user interface resource (menu, dialog boxes, messages)
         Alpha test The Inside Story 2.OJ

Help (Windows and Macintosh):
         Translate On-line help, Ouick ref, Step-by-step, Search for, Prod. support, Help-on-help
         Proof read, edit help files
         Compile help files

Second Milestone:
         Animation's MMD in Japanese (work-in-progress)
Scrap Books MMD in Japanese (work-in-progress)
         Video Clip in Japanese (work-in-progress)
         Help in Japanese (work-in-progress)
         Alpha test report



Steps      August - Sept

Animation, Scrap Book, Video Clips
         Record narration, edit recording, create sound files
         Integrate sound files into movies
         Edit and test MMD movies
         Integrate sound files into Premier movies
Installation Program (Windows and Macintosh):
         Translate messages
         Integrate resources

Main Program (Windows and Macintosh):
         Repair and refine
         CD mastering at ZEMI
         Product release to packaging
         Master CD production

Testing (Windows and Macintosh):
         Integrate resources
         Repair and refine
         Beta test The Inside Story 2.OJ on Windows 95 and Macintosh
         KT7+
         Test Windows installation program
         Repair and refine

Manual (Windows and Macintosh):
         Translate manual
         Capture The Inside Story 2.OJ screen images and replace images
         Compile, Adjust layout, and print manual
         Send proof copy and file to ADAM

Third milestone
         Animation's MMD in Japanese
         Scrap Books MMD in Japanese
         Video Clip in Japanese
         Help in Japanese
         Manual sent to A.D.A.M.
         Test report sent to A.DAM
         Master CD created by ZEMI
         Manual of The Inside Story 2.OJ Windows and Macintosh


Deliverables

Submission Date:                                                May 31, 1996

List of Deliverable #1
1.       Menus, dialogs, messages in Japanese
         File format

2.       Medical dictionary in Japanese
         File format

3.       New ATIS PLR in Japanese
         File format

4.       Scrap Book Narration script in Japanese File format

Submission Date:                                                July 30, 1996


List of Deliverable #2:

1.       Animation's MMD work-in-progress in Japanese
         File format

2.       Scrap Book MMD work-in-progress in Japanese
         File format

3.       Video clip work-in-progress in Japanese
         File format

Submission Date:

List of Deliverable #3:

                                                           September 30, 1996


1.       Animation's MMD in Japanese (complete)
         File format

2.       Scrap Book MMD in Japanese (complete)
         File format

3.       Video clip in Japanese (complete)
         File format

4.       Help in Japanese

5.       Manual in Japanese
         File format

6.       Test report (Win95 and Macintosh)
         Print

7.       Master CD

2. TASK ALLOCATION CHART

A.D.A.M. The Inside Story: Windows and Macintosh versions

         Task:                                   Implemented by:
         Prepare screens, buttons, menu items              ADAM
         Prepare dialog boxes, system messages             ADAM
         Prepare Scrap books                               ADAM
         Prepare Animation                                 ADAM
         Prepare Videos                                    ADAM
         Prepare Medical Dictionary                        ADAM
         Prepare installation message                      ADAM
         Prepare message entry program                     ADAM
         Prepare Help resources                            ADAM
         Prepare Win & Mac manual resources                ADAM

         Translate screens, buttons, menu items            ZEMI

         Translate dialog boxes                            ZEMI
         Translate system messages                         ZEMI
         Translate Scrap books                             ZEMI
         Translate Animation                               ZEMI
         Translate Video                                   ZEMI
         Translate Medical Dictionary                      ZEMI
         Translate installation message                    ZEMI
         Translate Help resources                          ZEMI
         Translate manual                                  ZEMI

         Program modifications (if any)                    ADAM
         Integrate resources                               ZEMI
         Prepare Alpha CD                                  ZEMI

         Alpha test on Windows 95J and KT7.5               ZEMI
         Repair and refine resources                       ZEMI

         Integrate resources                               ZEMI
         Prepare Beta CD                                   ZEMI
         Beta test on Windows 95J and KT7.5                ZEMI
         Repair and refine resources                       ZEMI

         Prepare Final CD                                  ZEMI
         Prepare Final Manual for both Win and Mac         ZEMI

         Please note that ZEMI's responsibility includes the task of converting most resources into Japanese, integration of resources into ATIS program and preparing various test versions of CD, as well as preparing the golden master. It does not, however, include modifying any functionality, or debugging any errors not related to resources. ZEMI does nor warrant translated resources and manuals to be compatible with any particular machine other than those operating systems so specified in this document. Furthermore, ZEMI does not warrant any deliverables to be completed as indicated in this document if all required resources were not delivered as scheduled by A.D.A.M. Software.

3. Costs

The costs for conversion will be determined by analyzing the product requirements, complexities, and schedule constraints. This is exposed in terms of man-months.

<< Windows & Macintosh ADAM The Inside Story 2.0J>>


    Item                         Costs ($1,000)    Notes
    Localization Specs.          0.0               non-budgeted item
    Development Environment      0.0               non-budgeted item
    Japanese medical references  0.0               non-budgeted item

    Main Program:
         Interface               3.0
         Scrap book (12)         25.35             Change voice only
         Video Clips (16)        8.0               Change voice only
         Animation (60)          25.45             Change voice only
         Help                    8.0
    Installation Program:        0.7
    New PLR                      2.0
    Medical Dictionary           10.8
    Integration                  4.1
    Testing:                     1.8
    Refine and repair:           1.8
    CD ROM production            3.0               Beta, Final, GM
    Office fee:                  3.0               $500@6mos
    Manual                       3.0               Translation, PM file

                   Grand Total   100,000

A.D.A.M. THE INSIDE STORY - Notes on Contract


           Step                                      Costs                             Pay date
           Delivery #1                               $50,000US                         Deliverable 1
           Delivery #2                               $25,000US                         Deliverable 2
           Delivery #3                               $25,000US                         Deliverable 3





A.D.A.M. Software

ATIS Plan